               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                   COVISTA COMMUNICATIONS, INC.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                          COVISTA COMMUNICATIONS, INC.
                                  721 Broad St.
                              Chattanooga, TN 37402

                    Notice of Annual Meeting of Shareholders
                         To Be Held on December 19, 2002

To Covista Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Covista Communications, Inc. (the "Company") to be held on Thursday, December 19, 2002, at the Company's offices at 721 Broad St., Chattanooga, Tennessee, beginning at 10:00am, Eastern Time, to consider and act upon the following matters:

         (1) The election of eight directors to serve for a term of one year and until their successors are duly elected and qualified:

         (2) A proposal to issue and sell up to 4,360,000 shares of the Company's Common Stock to Henry G. Luken III, Chairman of the Board of Directors of the Company, or a limited number of persons designated by Mr. Luken;

         (3)      Adoption of the 2002 Equity Incentive Plan;

         (4) Ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2003; and

         (5) The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only Covista shareholders of record at the close of business on November 15, 2002 are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

         Your vote is important. Whether or not you plan to attend the Meeting, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope. Your proxy may be revoked at any time before it is voted. If your shares are not registered in your own name, you will need additional documentation from the record holder in order to vote personally at the Meeting.

                                        By order of the Board of Directors


                                        /s/ Thomas P. Gunning
                                        Thomas P. Gunning
                                        Secretary

Chattanooga, Tennessee
November 15, 2002

                                       1

                          COVISTA COMMUNICATIONS, INC.

                          ----------------------------


                                 PROXY STATEMENT

                                  ------------

                       2002 ANNUAL MEETING OF SHAREHOLDERS

                                December 19, 2002

         The proxy accompanying this Proxy Statement is solicited by the Management of Covista Communications, Inc. (the "Company" or "Covista"). All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the shareholders' instructions at the 2002 Annual Meeting of Shareholders (the "Meeting"), to be held on Thursday, December 19, 2002, at 10:00 A.M., Eastern Time, at the Company's office at 721 Broad St., Chattanooga, TN 37402 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         A proxy may be revoked at any time before it is voted at the Meeting by filing with the Secretary of the Company, notice to such effect or a duly executed proxy bearing a later date. If no instructions are indicated, the proxies will be voted in accordance with Management's recommendations set forth herein. The persons named as proxies intend to vote in accordance with their discretion on any matter which may properly come before the Meeting or any adjournment thereof. Shareholders who are present at the Meeting may revoke their proxies and vote in person if they so desire.

         This Proxy Statement is first being mailed to shareholders on or about November 15, 2002.

                            MATTERS TO BE ACTED UPON

         The following matters are to be considered and acted upon at the
Meeting:

         1. The election of eight directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

         2. A proposal to issue and sell up to 4,360,000 shares of the Company's Common Stock, $.05 par value , to Henry G. Luken III, Chairman of the Board of Directors of the Company, or a limited number of persons designated by Mr. Luken;

         3.       Adoption of the 2002 Equity Incentive Plan;

         4. Ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2003; and

         5. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

                                       2

                   SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND
                            CERTAIN BENEFICIAL OWNERS

         Only holders of record of the Company's Common Stock par value $.05 per share (the "Common Stock") at the close of business on November 6, 2002 will be entitled to vote at the Meeting. On that date, 12,698,752 shares of Common Stock were issued and outstanding. Each outstanding share of Common Stock is entitled to one vote at the Meeting.

Ownership of Certain Beneficial Owners

         Set forth below is certain information concerning persons who were known by the Company to own beneficially or of record more than 5% of the issued and outstanding shares of Common Stock of the Company as of October 30, 2002.

Name and Address                        Number of Shares                  Percentage
of Beneficial Owner                         Owned (1)                    of Class (2)
-------------------                         ---------                    ------------
Kevin A. Alward                             1,305,776(3)                    10.3%
182 Powell Road
Allendale, NJ 07401

Donald A. Burns                             1,883,261                       14.8%
1021 North Ocean Boulevard
Palm Beach, FL 33480

Warren Feldman                              1,119,578(4)                    8.8%
45A Samworth Road
Clifton, NJ 07012

Henry G. Luken, III                         4,542,333(5)                    35.8%
400 Fairway Lane
Soddy Daisy, TN 37379

(1) Except as otherwise set forth in the footnotes to this table, all shares are beneficially owned and sole investment and voting power is held by the persons named above, to the best of Covista's knowledge. Shares of Common Stock, subject to options that are currently exercisable or exercisable within 60 days of November 6, 2002 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)      Based on 12, 698,752 shares outstanding.

(3) Includes 74,997 shares of Common Stock issuable to Mr. Alward under currently exercisable options. Also includes 186,516 shares of Common Stock owned by trusts of which Mr. Alward's minor children are beneficiaries, as to which Mr. Alward disclaims beneficial ownership. .

(4) Includes 300,000 shares of Common Stock owned by The Warren H. Feldman Family L.L.C., as to which shares Mr. Feldman disclaims beneficial ownership.

(5) Includes 60,800 shares of Common Stock owned by trusts of which Mr. Luken's children are beneficiaries.


                                       3

Security Ownership of Management

         The following table sets forth as of November 6, 2002, information concerning the beneficial ownership of Covista Common Stock by each director, each nominee for election as a director, and each Named Executive, and for all directors, director nominees and executive officers as a group:


                                                                         Amount and
                                                                          Nature of
Name of Beneficial                                                        Beneficial    Percentage of
Owner                                                                    Ownership(1)       Class(2)
---------------                                                          ------------   --------------
Kevin A. Alward.........................................................  1,305,776(3)       10.2%
Walt Anderson...........................................................    315,159(4)        2.5%
Leon Genet..............................................................     41,120            *
Thomas P. Gunning.......................................................     62,300(5)         *
Donald Jones............................................................      8,000            *
A. John Leach, Jr.......................................................    438,000(6)        3.4%
Henry G. Luken, III.....................................................  4,542,333(7)       35.8%
W. Thorpe McKenzie......................................................    491,514           3.9%
Nicholas Merrick........................................................        100            *
Jay J. Miller...........................................................     35,400(8)         *
All directors, director nominees and executive officers as a group
   (9 persons)..........................................................  7,239,702          55.3%

--------------

*        Less than one percent.

(1) Except as otherwise set forth in the footnotes to this table, all shares are beneficially owned and sole investment and voting power is held by the persons named above, to the best of Covista's knowledge. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of November 6, 2002 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)      Based on 12,682,752 shares outstanding

(3) Includes 74,997 shares of Common Stock issuable to Mr. Alward under currently exercisable options. Also includes 186,516 shares of Common Stock owned by trusts of which Mr. Alward's minor children are beneficiaries, as to which Mr. Alward disclaims beneficial ownership.

(4) Includes 118,064 shares of Common Stock owned of record by Revision LLC, a wholly owned subsidiary of Gold & Appel Transfer, S.A., as to all of which shares Mr. Anderson exercises sole voting and dispositive power. Also includes 197,095 shares owned by the Foundation for the International Non-Governmental Development of Space, of which Mr. Anderson is the President and a director, and as to which Mr. Anderson disclaims beneficial ownership.

(5) Includes 37,000 shares of Common Stock issuable to Mr. Gunning under currently exercisable options. Does not include 25,400 shares held by Mr. Gunning's wife as to which he disclaims beneficial ownership.

(6) Includes 288,000 shares of Common Stock issuable to Mr. Leach under currently exercisable options.

(7) Includes 60,800 shares of Common Stock owned by trusts of which Mr. Luken's children are beneficiaries.

(8) Includes 35,000 shares of Common Stock issuable to Mr. Miller under currently exercisable options.

                                       4

Changes in Control

         The Company knows of no contractual arrangement which may, at a subsequent date, result in a change of control of the Company.

                              ELECTION OF DIRECTORS

THE COVISTA BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION AS DIRECTORS OF THE SEVEN NOMINEES NAMED HEREIN.

Required Shareholders' Vote

         Assuming the presence of a quorum (a majority of the total issued and outstanding shares of Common Stock) the seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, shall be elected as directors.

Nominees

         Covista's Board of Directors has fixed the number of directors to be elected at the Annual Meeting at seven. The shares represented by the proxies will be voted in favor of the election as directors of the persons named below unless authority to do so is withheld. Stockholders and any proxy holders for such stockholders are entitled to exercise the right to cumulative voting for the election of directors, as described in "Vote Required; Quorum." The directors elected will hold office until the next Annual Meeting of Shareholders and their respective successors are duly elected and qualified. The nominees named below were nominated for election to the Board of Directors of Covista. The name, age, business experience and public directorships of each nominee are as set forth in the table (and accompanying nominee descriptions) below:


Name                                 Covista Office                                                 Since     Age
----                                 --------------                                                 -----     ---
Henry G. Luken, III...............   Chairman of the Board                                           1999     41
A. John Leach, Jr.................   President, Chief Executive Officer and Director                 2000     39
Kevin A. Alward...................   Chief Operating Officer and Director                            2001     36
Leon Genet........................   Director                                                        1996     71
Donald Jones......................   Director                                                        2002     67
W. Thorpe McKenzie...............    Director                                                                 55
Nicholas Merrick..................   Director                                                        2002     39
Jay J. Miller.....................   Director                                                        1983     69


         Henry G. Luken, III was elected a director of Covista in February, 1999, and Chairman of the Board in February, 2001. Currently, he is President of Mont Lake Properties, Inc., a real estate development firm; a director of Equity Broadcasting Corp., a TV network; a director of ACNTV, a home shopping company selling through TV; and Managing Agent of Henry IV LLC, an aircraft sales company. A co-founder of Telco Communications Group Inc., he served as its Chief Executive Officer and Treasurer from July, 1993 to April, 1996, and as its Chairman from July, 1993 to October, 1997. Mr. Luken has also served as Chairman of Tel-Labs, Inc., a telecommunications billing

                                       5
firm, since 1991, and as Chairman of Telco Development Group, Inc., a computer systems firm owned by Mr. Luken, since 1987, both of which entities he founded.

         A. John Leach, Jr. was appointed President and Chief Executive Officer of Covista on May 18, 2000. He had been Senior Vice President of Sales at BTI Telecomm, Inc., from December, 1999 to May, 2000; and Senior Vice President of Teleglobe, Inc. from June, 1996 to December, 1999.

         Kevin A. Alward was appointed Chief Operating Officer of Covista on March 29, 2001 and was elected a director of Covista on July 17, 2001. He had previously served the Company as President and Chief Operating Officer from 1994 to 1998, when he left the company to become President of North America for Destia Communications, Inc. (formerly known as Econophone, Inc.) and its successor by merger, Viatel, Inc. In April, 2000, he co-founded Blink Data Corp., a telecommunications and data services provider headquartered in Northern New Jersey, where he was President and Chief Executive Officer until his return to Covista.

         Leon Genet has served as a director since October, 1996. For more than the past five years, he has been a partner in Genet Realty, a commercial and industrial real estate brokerage firm. He serves as a member of the National Commerce and Industry Board for the State of Israel Bonds Organization and is a stockholder, director and officer of LPJ Communications, Inc.

         Donald Jones was elected a director of Covista in February, 2002. He is currently retired from his position as Senior Vice President for Chapter Services of the American Red Cross, for which he worked since 1991. Prior to joining the Red Cross, Mr. Jones was Deputy Assistant Secretary of Defense for Military Manpower and Personnel Policy. Mr. Jones served in the United States Army for over 35 years and retired in 1991 with the permanent rank of Lieutenant General.


         W. Thorpe McKenzie is Managing Director of Pointer Management Company, Chattanooga, Tennessee, which he co-founded in 1990 to invest in hedge funds and similar types of partnerships utilizing a fund of funds approach. From 1982 until 1990, he was a private investor in New York City, and a director of several public and private companies. From 1980 until 1982, he was founding general partner of TIGER, a global hedge fund. From 1971 until 1980, he was a Vice President of Kidder, Peabody, & Co., Inc. in New York. McKenzie is a graduate of the University of North Carolina in Chapel Hill, and the Wharton Graduate division of the University of Pennsylvania in Philadelphia. He is currently a director of Novestra AB, a publicly traded venture capital investment firm located in Stockholm, Sweden.


         Nicholas Merrick was elected a director of Covista in February, 2002. Since he has been president of Mt. Vernon Investments, LLC, a private investment company. He served as Senior Vice President and Chief Financial Officer of Telergy, Inc., a high-speed fiber optic communications network company, from May, 2000 to July, 2001. Telergy filed Chapter 11 and later Chapter 7, in late 2001. Prior to joining Telergy, Mr. Merrick was Chief Executive Officer of Up2 Technologies, Inc. and Executive Vice President of Excel Communications, each of which is a subsidiary of Teleglobe, Inc. (global communications, e-business services), from 1998 until 2000. From 1996 to 1997, he was Vice President and Chief Financial Officer of Telco Communications Group, Inc., and from 1985 to 1996, he was Vice President of Corporate Finance at the Robinson-Humphrey Company, Inc. and Managing Director of R-H Capital Partners.

         Jay J. Miller, Esq. has served as a director since 1983. He has been a practicing attorney for more than 40 years in New York City. He is Chairman of the Board of AmTrust Pacific Ltd., a New Zealand real estate company, and is a director of AmTrust Financial Group, Inc., an insurance holding company.

         The Company's Board of Directors currently consists of eight persons, two of whom are members of management and five of whom are non-management directors. During the fiscal year ended January 31, 2002, the Board held two meetings, each of which was attended by all of the directors then serving, except for Mr. Luken who did not attend the meeting which authorized the merger with Capsule Communications.

         The Company's Board of Directors has Audit and Compensation Committees, but does not have a

                                       6

Nominating Committee or a committee performing a similar function. The Audit Committee currently consists of three non-management directors, Donald Jones, Nicholas Merrick and Leon Genet. The Committee reviews analyzes and may make recommendations to the Board of Directors with respect to the Company's financial statements and controls. The Committee has met and intends to meet from time to time with the Company's independent public accountants to monitor their activities. The Compensation Committee consists of Messrs. Henry Luken and Jay J. Miller and is charged with reviewing and recommending the compensation and benefits payable to the Company's senior executives with reviewing and recommending the compensation and benefits payable to the Company's senior executives. Mr. A. John Leach is an ex-officio member of the Compensation Committee.

Audit Committee Report

Covista's Audit Committee has reviewed and discussed the audited consolidated financial statements of Covista for the year ended January 31, 2002 with Covista's management, and has discussed the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees) with the representatives of Deloitte & Touche LLP, the independent auditors of Covista, who have provided a written disclosure to the Audit Committee in compliance with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed the auditors' independence with Deloitte & Touche LLP. Based on the review of the audited consolidated financial statements for the year ended January 31, 2002 and the discussions between the Audit Committee, Covista's management and the independent auditors, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the year ended January 31, 2002 be included in Covista's Annual Report to Stockholders and in Covista's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

The Audit Committee acts under a written charter that was first adopted and approved by Covista's Board of Directors on February 23, 2000. In performing its functions, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of Covista's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who in their report express an opinion on the conformity of Covista's annual financial statements to generally accepted accounting principles.

    Respectfully Submitted

                                               Leon Genet*
                                               Donald Jones
                                               Nicholas Merrick

As part of its duties, the Audit Committee also considered whether the provision of services other than audit services during fiscal year 2002 by Deloitte & Touche LLP, Covista's independent public accountants, is compatible with maintaining the accountants' independence. See Ratification of the Selection of Independent Auditors.

Board of Directors

         *Mr. Genet may not be considered an independent director.

         Fees for all services provided by Deloitte & Touche LLP for fiscal year 2002 are as follows:

Audit Fees. Amounts billed by Deloitte & Touche LLP related to the 2002, audit of annual financial statements and reviews of quarterly financial statements filed in the report on Form 10-Q were approximately $210,750.

Financial Information Systems Design and Implementation Fees. No amounts were billed by Deloitte & Touche LLP in fiscal 2002 for financial information systems design and implementation services.

All Other Fees. Amounts billed by Deloitte & Touche LLP for all other professional services in fiscal 2002 were approximately $229,125. A substantial amount of these fees relates to the acquisition of Capsule Communications, Inc. and the S-4, Registration Statement filed in connection therewith.

                                       7

Executive Compensation

The following table sets forth the compensation which Covista paid during the fiscal years ended January 31, 2002, 2001 and 2000 to its Chief Executive Officer and to each executive officer of Covista or person performing similar functions whose aggregate remuneration exceeded $100,000, during such fiscal years (the "Named Executives").

                           Summary Compensation Table


                         Fiscal               Annual Compensation                 Other       Compensation
    Name and           Year Ended          --------------------------            Annual           Awards         All Other
Principal Position     January 31          Salary($)         Bonus($)        Compensation($)    Options(1)    Compensation($)
------------------     ----------          ---------         --------        ---------------    ----------    ---------------
John Leach                 2002            $300,000          $400,000(3)            $0                          $ 5,250(4)
President and              2001            $210,000          $      0               $0                          $15,346(5)
Chief Executive
Officer(2)

Thomas P.                  2002            $155,000          $ 15,000               $0                          $11,085(6)
Gunning                    2001            $147,360          $      0               $0                          $11,427(7)
Vice President,            2000            $140,000          $      0               $0                          $11,179(8)
Treasurer
and Secretary

Kevin Alward               2002            $235,577          $104,167               $0                          $ 3,567(9)
Chief Operating
Officer

--------------------------------------------------------------------------------

(1)      See Option Grant Table below.

(2) Mr. Leach joined Covista on May 18, 2000. See Employment Contracts below for a discussion of Mr. Leach's employment agreement

(3) The amount shown includes $250,000 in bonus payable to Mr. Leach from May 1, 2001 to April 30, 2002, but paid subsequently in 2002.

(4) The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan of $5,250.

(5) The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan of $346 and $15,000 in reimbursement for certain relocation expenses.

(6) The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan of $4,505; company auto expenses of $1,780; and group major medical benefit of $4,800.

(7) The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan of $4,460, $2,167 for the use of a Company's vehicle for non-business purposes, and $4,800 for term life insurance premiums.

(8) The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan of $4,200, $2,179 for the use of a Company's vehicle for non-business purposes, and $4,800 for term life insurance premiums.

(9) The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan of $3,567.

                                       8

         Compensation Pursuant to Plans

401(K) Savings and Investment Plan

         On February 3, 1992, the Company adopted a 401(K) savings and investment plan for eligible hourly and salaried employees, including officers, who may elect to contribute, subject to Internal Revenue Code limitations, from 1% to 15% of their wages and salaries. The contributions are currently invested in any one of six investments funds, each of which has a different investment objective. An employee may contribute up to $10,000 per year, and the Company will match 50% of the first 6% of the employee's contribution

Option Plans

         In October, 1996, adopted Covista's 1996 Stock Option Plan; in February, 2000 its 1999 Equity Incentive Plan; and, in February, 2002, its 2001 Equity Incentive Plan (the "Option Plans"). The Option Plans provide that certain options granted thereunder are intended to qualify as "incentive stock options" within the meaning of Section 422A of the United States Internal Revenue Code, while non-qualified options may also be granted under the Option Plans. Incentive stock options may be granted only to employees of Covista, while non-qualified options which were approved by shareholders, may be granted to non-executive directors, consultants and others as well as employees.

         The Option Plans may be administered by the Compensation Committee of Covista's Board of Directors. Covista has reserved 600,000 shares of Common Stock under the 1996 Option Plan, 750,000 shares of Common Stock under its 1999 Equity Incentive Plan, and 900,000 under its 2001 Equity Incentive Plan for issuance to employees, officers, directors and consultants of Covista.

         No option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, an option may be exercised only by him. In the event of termination of employment other than by death or disability, the optionee will have one month (subject to extension not to exceed an additional two months) after such termination during which he may exercise his option. Upon termination of employment of an optionee by reason of death or permanent total disability, his option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

         Options under the Option Plans must be granted within 10 years from the effective date of the respective Option Plan. Incentive stock options granted under the Option Plans cannot be exercised later than 10 years from the date of grant. Options granted under the Option Plans permit payment of the exercise price in cash or by delivery to Covista of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than his original shares.

         Any option which expires unexercised or that terminates upon an employee's ceasing to be employed by Covista become available again for issuance under the Option Plans.

                                       9

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  Potential Realizable Value
                                               % of Total                          At Assumed Rates of Stock
                                              Option/SARs                        Appreciation for Option Term
                    Number of Securities       Granted to                   --------------------------------------
                     Underlying Options/      Employees in    Exercise      Expiration
Name                   SARS Granted(#)         Fiscal Year      Price           Date            5%         10%
----                   ---------------         -----------      -----           ----            --         ---
A. John Leach              288,000                 18.5%        $2.00       Feb  1, 2006     $124,132   $267,322
Kevin Alward               250,000                 16.1%        $2.00       Mar 30, 2006     $107,753   $232,050
Thomas P. Gunning           25,000                  1.3%        $2.00       Feb  1, 2006     $ 10,775   $ 23,205
Thomas P. Gunning           12,000                  3.2%        $5.65       Feb  1, 2006     $ 14,611   $ 31,466

--------------------------------------------------------------------------------
(1) Stock options granted under the 1996 Stock Option Plan, vesting in six equal semi-annual installments, commencing six months from the date of grant.

         The following table sets forth information concerning each exercise of a stock option during Covista's fiscal year ended January 31, 2002 by each of the Named Executives, and the number and value of unexercised options granted by Covista held by each of the Named Executives on January 31, 2002

                 Aggregated Option Exercises in Last Fiscal Year
                        And Fiscal Year-End Option Values

                                                              Number of Securities
                                                             Underlying Unexercised         Value of Unexercised
                                                                Options/SARs  at         In-the-Money Options/SARs
                     Shares Acquired                             Fiscal Year End            at Fiscal Year End
 Name                  on Exercise     Value Realized($)     Exercisable/Unexercisable    Exercisable/ Unexercisable
 ----                  -----------     -----------------     -------------------------    ---------------------------
Thomas P. Gunning         16,500            $111,285                 18,500/18,500             $110,159/$110,159


         Compensation of Directors

         For the fiscal year ended January 31, 2002, each director who was not an employee of Covista received a director's fee of $15,000 per year, and to be reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings. However, Messrs. Anderson and Luken waived the right to receive such compensation.

                                       10

Employment Contracts

            As Covista's Chief Executive Officer, Mr. Leach has a three-year employment agreement with Covista effective as of May 18, 2000, pursuant to which Mr. Leach was paid base salary at the rate of $300,000 per annum during fiscal 2001. Pursuant to this agreement, Mr. Leach was also entitled to receive a signing bonus in the amount of $25,000 to cover relocation and other expenses, but to date Mr. Leach has been paid only $15,000 of this amount. Mr. Leach is also entitled to receive an annual bonus in an amount not to exceed 100 percent of his then effective base salary, based upon Mr. Leach's attainment of annual revenue and earnings targets as well as management goals set by the Board of Directors. Mr. Leach was guaranteed a minimum bonus payment of $150,000 during the first year of this agreement.

         In connection with his appointment as Chief Executive Officer of Covista, Mr. Leach was granted an option under Covista's 1996 Stock Option Plan to purchase 288,000 shares of Covista Common Stock. The option granted to Mr. Leach was scheduled to vest over a period of three years, in six equal semi-annual installments, the first of which commenced on November 18, 2000. The exercise price for the option was $14.25 and was based on the fair market value of the Covista Common Stock on the date of the grant, and the options expire after ten years. According to the agreement, in the event that the Covista Common Stock did not close at or above $14.25 for at least 20 consecutive trading days between May 18, 2000 and May 18, 2001, a new exercise price would be calculated based on the average closing price of the Covista Common Stock for the 40 trading days prior to May 18, 2001. In lieu of adjusting the exercise price of Mr. Leach's options in the manner provided in his employment agreement, on February 1, 2001 Covista granted to Mr. Leach an option to purchase 288,000 shares of Covista Common Stock, vesting over a period of three years, in six equal semi-annual installments, the first of which commenced on August 1, 2001. The exercise price for the option is $2.00 per share and is based on the fair market value of the Covista Common Stock on the date of grant. The option expires after a term of ten years.

         In the event of a "change of control" of Covista, as defined in his employment agreement, Mr. Leach's stock option, and similar benefits, if any, shall be deemed to vest in full on the effective date of such change of control. Pursuant to the agreement, a "change of control" shall be deemed to occur if:
(i) any "person" or "group" (as such terms are used in Sections 3, 3(a), 9 and 13(d) of the Securities Exchange Act of 1934, as amended (the "Act")) other than Walt Anderson, Revision LLC or any of their respective affiliates becomes a beneficial owner (as such term is used in the rules promulgated under the Act), directly or indirectly, of securities of Covista representing 50 percent or more of the combined voting power of Covista's then outstanding securities; (ii) a change in "control" of Covista (as such term is defined in Rule 12b-2) shall have occurred; (iii) the majority of the Board of Directors, as such entire Board of Directors was composed as of May 18, 2000, no longer serve as directors of Covista, except that there shall not be counted toward such majority who no longer serve as directors Mr. Leach or any director who ceased to serve either prior to the date of the change in control, for any reason, or at any other time due to voluntary resignation (other than in connection with an event described in (iv) or (v) below), death, disability or termination for cause; (iv) the stockholders of Covista approve a plan of complete liquidation of Covista or an agreement for the sale or disposition by Covista of all or substantially all of Covista's assets; or (v) the stockholders of Covista approve a merger or consolidation of Covista with any other company, other than a merger or consolidation which would result in the combined voting power of Covista's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of Covista or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that no change in control shall be deemed to have occurred in any plan of liquidation, sale of assets, merger or consolidation provided in (iv) and (v) above is not consummated. In addition, any transaction involving a leveraged buyout or other acquisition of Covista which would otherwise constitute a change in control, in which Mr. Leach participates in the surviving or successor entity (other than solely as an employee or consultant) will not constitute a change in control.

         As Covista's Chief Operating Officer, Mr. Alward has a two-year employment agreement effective as of March 29, 2001, pursuant to which Mr. Alward is paid an annual base salary of $250,000. Pursuant to this agreement, Mr. Alward received a signing bonus in the amount of $24,000. Mr. Alward is also entitled to receive an annual bonus in an amount not to exceed 100 percent of his then effective base salary, based upon Covista's attainment of annual revenue and earnings targets as well as management goals set by the Board of Directors. Mr. Alward's agreement provides that he shall receive the same percentage bonus as Mr. Leach. Mr. Alward is guaranteed a minimum bonus payment of $125,000 for each year of this agreement.

         In connection with his appointment as Chief Operating Officer of Covista, Mr. Alward was granted an option

                                       11
under Covista's 2001 Equity Incentive Plan to purchase 250,000 shares of Covista Common Stock. The option granted to Mr. Alward vests over a period of five years, in ten equal semi-annual installments, the first of which commenced on September 29, 2001. The exercise price for the option is $2.00.

         In the event of a "change of control" of Covista, as defined in his employment agreement, Mr. Alward's stock option and similar benefits, if any, shall be deemed to vest in full on the effective date of such change of control. Mr. Alward's employment agreement defines "change of control" in the same manner as Mr. Leach's employment agreement, as described above.

Compensation Committee Interlocks and Insider Participation

         Jay J. Miller, a director of Covista, provided various legal services for Covista during fiscal 2002. In fiscal 2002, Covista paid $144,574 to Mr. Miller for services rendered and accrued during fiscal 2002. As of February 22, 2002, Covista had invoices payable to Mr. Miller totaling $179,316. Covista believes that Mr. Miller's fees were reasonable for the services performed and were no less favorable to Covista than could have been obtained from an unrelated third party.

Report on Executive Compensation

         The following report describes the policies pursuant to which compensation was paid to executive officers of Covista for performance during the fiscal year ended January 31, 2002.

         Compensation Philosophy and Approach. Generally, Covista seeks to attract, retain and motivate its executive officers through a combination of base salary, incentive awards based upon individual performance, stock option awards under the Company's Option Plans and otherwise. The Board of Directors believes that a substantial portion of the aggregate annual compensation of each executive officer should be influenced by the performance of Covista and the individual contribution of the executive officer.

         Base Salaries. The Board of Directors believes that the base salaries of Covista's executive officers for fiscal 2002 were generally below those for other comparable positions within the telecommunications service industry and similar industries. However, Covista has placed significant emphasis on incentive awards and stock option grants as a means of motivating and rewarding its management. The Board of Directors believes that this strategy provides optimal incentives for management to create long-term stockholder value.

         Incentive Compensation Payments. In addition to base pay, some of Covista's senior executives (including its Chief Executive Officer) are eligible to receive bonuses and stock option awards. Bonuses and stock options may be awarded, based upon the individual performance of each executive officer at the sole discretion of the Board of Directors. During Fiscal Year 2002, John Leach received a cash bonus of $400,000 of which $250,000 was payable to Mr. Leach for the period May 1, 2000 to April 30, 2001, but not paid until FY 2002; Kevin Alward received a bonus of $104,167; and Thomas Gunning received a bonus of $15,000. Stock option grants made to the Named Executive Officers during fiscal 2002 are described in "Option/SAR Grants in Last Fiscal Year."

                                       12

         Compensation of the Chief Executive Officer. The compensation policies applicable to Covista's Chief Executive Officer are similar to those applicable to Covista's other executive officers. Mr. Leach has a three-year employment agreement with Covista expiring in May 2002, pursuant to which Mr. Leach was paid base salary at the rate of $300,000 per annum during fiscal 2002. For details, see "Employment Contracts" above.

         The Board of Directors believes that the overall compensation packages provided to Covista's Chief Executive Officer have been at the lower end of the range for similar positions in the telecommunications service industry and similar industries. However, stock option grants were intended to provide a mechanism for the Chief Executive Officer, along with other senior executive officers of Covista, to benefit directly from strong management performance. Thus, a substantial portion of the Chief Executive Officer's total compensation is tied directly to the creation of stockholder value.

                                        Respectfully Submitted

                                        THE COMPENSATION COMMITTEE

                                        Henry G. Luken, III
                                        Jay J. Miller


Stock Performance Chart

The following chart graphs the performance of the cumulative total return to Covista's stockholders (stock price appreciation), assuming the reinvestment of dividends, during the previous five years in comparison to returns of the NASDAQ Stock Market (U.S.) Index and a peer group index. The chart assumes $100 was invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Covista Common Stock, the NASDAQ Stock Market (U.S.) Index and the peer group. The peer group index used is the NASDAQ Telecommunications Stock Index (the "Peer Group").

                          COVISTA COMMUNICATIONS, INC.

                                 [Graph]

                        Covista           NASDAQ          Peer Group

       1997              100              100               100
       1998              83.968           117.358           148.867
       1999              99.040           181.607           264.124
       2000              84.686           285.565           450.762
       2001              8.792            200.945           253.730
       2002              39.903           143.787           94.116

The stock price performance depicted in the above graph is not necessarily indicative of future price performance.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act requires Covista's executive officers and directors, and persons that own more than ten percent of Covista's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish Covista with all copies of the forms they file pursuant to Section 16(a).

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Covista believes that during the fiscal year ended January 31, 2002 all filing requirements were complied with in a timely fashion.

Certain Transactions

         On February 1, 2001, the Covista Board of Directors authorized a transaction involving the issuance and sale of a total of 3,500,000 shares of Covista Common Stock at a purchase price of $2.00 per share to the following three persons in the amounts indicated: Kevin A. Alward, 1,000,000 shares; A. John Leach, Jr., 500,000 shares; and Henry G. Luken, III, 2,000,000 shares. When the Covista Board authorized this transaction, Messrs. Leach and Luken were officers and directors of Covista. This transaction was approved at a special meeting of Covista's stockholders on March 29, 2001. The transaction was completed in April 2001, except that Mr. Leach acquired a total of 150,000 shares instead of the 500,000 shares initially envisioned because due to an unforeseen change in personal circumstances.

         During fiscal 2002, Walt Anderson, a director of the Covista, also served as a director of Capsule Communications, Inc. and Henry Luken, chairman of the Board of Covista, was the beneficial owner of more than ten percent of the common stock of Capsule. Covista both purchases and sells services from Capsule. During fiscal 2002, Covista's sales to Capsule were approximately $615,000, and its purchases from Capsule were approximately $660,000. All transactions between the Covista and Capsule were based on competitive terms obtained at an arm's length basis.

During fiscal 2002, Jay J. Miller, a Covista director, provided various legal services to Covista for which Covista paid his law firm $284,295. As of January 31, 2002, Covista owed Mr. Miller's law firm $181,489, which was paid subsequent to January 31, 2002. Covista believes that Mr. Miller's fees were reasonable for the services performed and were no less favorable to Covista than could have been obtained from an unrelated third party. It is expected that the relationship between Covista and Mr. Miller will continue.

During fiscal 2002, LPJ, Inc., which is wholly owned by Leon Genet, a Covista director, provided agent services to the Covista for which the Covista paid commissions of $96,359. The commissions paid to LPJ, Inc. were computed on the same basis as the commissions paid to other independent agents retained by Covista. It is expected that the agency relationship between Covista and Mr. Genet will continue.

On March 29, 2001, Covista acquired Blink Data Corporation for a consideration consisting of 300,000 shares of Covista Common Stock. Kevin Alward (and entities of which he and other members of his family are owners or beneficiaries), received 230,779 of such shares. Mr. Alward, who was a founder of Blink, subsequently became Chief Operating Officer of Covista, and a Covista director. The amount of consideration paid by Covista for its acquisition of Blink was determined as a result of arm's length negotiations between Covista and Blink.

On July 2, 2001, Covista borrowed $4,000,000 from Henry G. Luken, III, who is Covista's Chairman of the Board and its majority stockholder. The loan is unsecured, bears interest at a rate of eight percent per annum and is due and payable on February 1, 2003. Covista utilized the proceeds of the loan to purchase from an unrelated party a ten-year commitment for approximately 2.8 billion channel miles of telecommunications capacity measured by length of voice-grade circuits. Refer to Stock Issuance Proposal for information concerning proposed conversion of debt to equity. Mr Luken has made additional advances to the Company of $3,000,000.



                                       14

On August 31, 2001, Covista entered into a transaction with Applied Financial Corp. involving the sale and leaseback of a telecommunications switch. Covista realized proceeds of approximately $1,250,000 from the sale portion of the transaction, and agreed to lease back the switch for a three-year period at a cost of approximately $420,000 per annum. Henry G. Luken, III provided an unconditional guaranty of Covista's payment obligations to Applied Financial under the lease. Covista did not compensate Mr. Luken for providing such guaranty. Mr. Luken also was a guarantor of $3,750,000 bank loan to Covista.


On September 1, 2001, Covista, Inc., a subsidiary of Covista, entered into a lease with Henry G. Luken, III pursuant to which Mr. Luken leased office space in Chattanooga, Tennessee to Covista, Inc. for a period of five years. Monthly rent on the office space is $7,200 for the first year, $9,600 the second year, $12,000 the third year, and $12,000 for each year thereafter, subject to adjustment based on changes in the Consumer Price Index. Covista believes that the terms and conditions of the lease are reasonable and are no less favorable to Covista than could have been obtained from an unrelated third party.

Mr. McKenzie, a nominee for election as a director, proposes to purchase 500,000 shares of Covista Communications, Inc. authorized but unissued common stock at the same price per share as Mr. Luken would be acquiring shares as set forth herein under STOCK ISSUANCE PROPOSAL. These shares shall be acquired by Mr. Thorpe for investment.


                             STOCK ISSUANCE PROPOSAL

Summary of the Stock Issuance Proposal

General


         On February 20, 2002, the Board of Directors (Mr. Luken abstaining) authorized, without dissent, a transaction (the "Stock Issuance Proposal") involving the proposed issuance and sale of up to 2,500,000 shares of the Company's Common Stock to Henry G. Luken, III, Chairman of the Company's Board of Directors, and/or a limited number of accredited investors designated by him at a price of $5.00 per share, the closing price on the NASDAQ National Market on that day. On November 5, 2002, The Board (Mr. Luken not voting) authorized a change in price to a price equal to the average closing prices for the Company's Common Stock for the 30 trading days prior to October 30, 2002. In consideration of such change, Mr. Luken agreed to make available up to $2,000,000, if the Company were unable to obtain accounts receivable financing. In view of Mr. Luken's ownership of approximately 4,481,533 shares, (35.3%) percent of the Company's issued and outstanding shares (See SHARE OWNERSHIP OF DIRECTORS, OFFICERS, AND CERTAIN BENEFICIAL OWNERS herein) and the large number of shares involved in the Stock Issuance Proposal, the Board of Directors has determined to seek shareholder approval for the proposed transaction. In addition, the company has reserved 1,000,000 shares of its authorized but unissued common stock for sale to other investors, (see CERTAIN TRANSACTIONS).

         Based upon a purchase price of $5.00 per share, 2,500,000 shares would have been issued upon conversion of $10,300,000 of indebtedness currently owing to Mr. Luken and investment by Mr. Luken or his designees of up to an additional $2,200,000 in cash during the period from the date hereof through approximately December 31, 2002. Based upon the average closing prices for the 30 trading days prior to October 30, 2002 , the purchase price would be $2.867 per share. Thus, the number of shares to be issued (assuming $12,500,000 investment) would be 4,359,958, an increase of 1,859,856 shares. On November 6, 2002, the closing prices for the Company's Common Stock on the NASDAQ Nationwide Marker was $2.73 per share.


Background and Reasons for the Stock Issuance Proposal

         For the past four years, including the six months, ended July 31,2002, the Company has incurred substantial operating losses as has Capsule Communications, Inc. ("Capsule"), a firm which was recently merged into a wholly owned subsidiary of the Company. As a consequence of the sustained losses, and after giving effect to the merger with




                                       15

Capsule, as of July 31, 2002, the Company had a consolidated working capital deficit of approximately $13,200,000. This has caused severe pressure on the Company to pay its vendors on a current basis and resulted in threatened shut-downs of vital services. In addition, the Company has immediate need for capital to finance its ongoing operations as well as proposed capital expenditures to complete a build-out or purchase of telecommunication switching equipment as part of the Company's planned extensive network expansion required to service its recently introduced residential long distance product offering.


         The Company has been able to finance a portion of its capital requirements through sale-leasebacks of some of the recently acquired switching equipment. However, this financing has been costly and is not available to meet all of the Company's capital needs. Also, conventional bank financing has not been available due to the Company's history of losses and securities markets, generally, have not looked favorably at the telecommunications sector in the wake of numerous failures of both large and small providers. Thus, the Board of Directors has determined that the Stock Issuance Proposal is the most favorable financing and, perhaps, the only one now available to the Company.

Certain Risks Associated with the Stock Issuance Proposal

         Consummation of the Stock Issuance Proposal will result in certain potentially adverse consequences, to the Company's shareholders, including the possible deterrence of a third party offer to acquire the Company. While the proposed transaction is not dilutive to present shareholders on a book value per share basis, when and if the Company achieves positive operating results, it may be dilutive on an earnings per share basis.

Other Considerations

         Mr. Luken has agreed to convert the currently outstanding indebtedness of the Company to him in the present principal amount of $6,800,000 into Common Stock at a per share price. He or his designees also shall provide up to $5,700,000 cash or property as required by the Company on the same basis. It is anticipated that such funds should be sufficient to satisfy the Company's operating and capital equipment requirements at least until the end of 2002. Upon consummation of the Stock Issuance Proposal (assuming the investment of a total of $12,500,000), on a pro-forma basis, the Company's consolidated tangible Shareholders' Equity as of July 31, 2002 would increase from approximately $6,376,000 to approximately $18,876,000 and the Company would have virtually no long term debt. Were the Company's operations ultimately to become profitable, the Company may be able to obtain future financing, if needed, from conventional lending sources on commercially reasonable terms.

Appraisal Rights

         Shareholders will not have appraisal or similar rights in connection with the Stock Issuance Proposal.

Interests of Certain Persons in the Stock Issuance Proposal

         Henry G. Luken, III, is Chairman of the Board of Directors of the Company and, the owner and holder of 4,481,533 shares of the Company's issued and outstanding Common Stock representing approximately 35.8% of such Common Stock. Assuming consummation of the Stock Issuance Proposal and the issuance of shares to Mr. Luken, his ownership would increase to 8,841,491 shares representing approximately 51.8% of the then issued and outstanding shares, in each instance without giving effect to the issuance of shares reserved for options granted or to be granted under the Company's various option and equity incentive plans.

Change of Control

         The Stock Issuance Proposal, if consummated, shall not result in a change of control of the Company.



                                       16

Approval Required and Recommendation

         The approval of the Company's shareholders is required in order for the Company to consummate the Stock Issuance Proposal. For such purposes, the minimum vote that will constitute shareholder approval is a majority of the total votes cast on the proposal in person or by proxy. Approval of the Stock Issuance Proposal by the Company's shareholders is not otherwise required under New Jersey law or the Company's Articles of Incorporation or Bylaws.

         The Board of Directors, by unanimous vote of all the directors participating at the meeting other than Mr. Luken, who abstained from voting due to his interest in the Stock Issuance Proposal, has determined that the Stock Issuance Proposal is in the best interests of the Company's shareholders, and has approved the issuance of up to 2,500,000 shares of Common Stock to Mr. Luken or his designees as contemplated thereby, and recommends approval of the Stock Issuance Proposal by the shareholders.

                     APPROVAL OF 2002 EQUITY INCENTIVE PLAN

         Shareholders are being asked to approve the adoption of the 2002 Equity Incentive Plan (the "Plan"), which would reserve 750,000 shares of the Company's Common Stock for grants of options and other equity incentives to eligible persons as described under "Administration and Eligibility" below.

General

         The purpose of the Plan is to promote the best interests of the Company and its shareholders by providing key employees and consultants of the Company and its affiliates, and members of the Company's Board of Directors who are not employees of the Company or its affiliates, with an opportunity to acquire, or increase their, proprietary interest in the Company. The Plan is intended to promote continuity of management and to provide increased incentive and personal interest in the welfare of the Company by those key employees and consultants who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. Also, by encouraging stock ownership by directors, the Company seeks to attract and retain on its Board persons of exceptional competence and to provide and to furnish an added incentive for them to continue their association with the Company.

         The Company currently has in effect a 1996 Stock Option Plan and 1999 and 2001 Equity Incentive Plans ("Prior Plans"). As of October 30, 2002, 1,687,387, shares of Common Stock were subject to outstanding options under the Prior Plans and there were only 229,883 shares available for the granting of additional options under the Prior Plans. To allow for additional equity-based compensation awards to be made by the Company, the Plan was adopted by the Board on November 5, 2002. The Plan became effective on that date, subject to approval of the Plan by the Company's shareholders within twelve months following the Board's adoption of the Plan.

         The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan, annexed to this Proxy Statement as Appendix A.

Administration and Eligibility

         The Plan is to be administered by a committee of the Board (the "Committee") consisting of not less than two directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as an "outside director" within the meaning of Section 162(m)(4)(c) of the Internal Revenue Code of 1986, as amended ("Code"). In the event that the Committee is not appointed, the functions of the Committee will be exercised by the Board. The Board may delegate to another committee of the Board or to one or more senior officers of the Company, any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to participants who are subject to Section 16 of the Exchange Act. The Committee has been designated as the current administrator of the Plan. Among other functions, the Committee has authority to establish rules for the administration of the Plan;




                                       17
to designate the participants to whom awards will be granted; to determine the types of awards to be granted to participants and the number of shares covered by such awards; and to determine the terms and conditions of such awards. The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred automatically or at the election of the participant participating in the Plan. Subject to the express terms of the Plan, any designation, determination or interpretation with respect thereto will be in the sole discretion of the Committee, whose determination and interpretation will be binding on all parties.

         Any officer or other key employee of the Company or of any affiliate or consultant who is responsible for or contributes to the management, growth or profitability of the business of the Company or any affiliate, or any director who is not an employee of the Company or any affiliate is eligible to be granted awards by the Committee under the Plan. Initially, approximately 250 employees and directors would be eligible to participate in the Plan. The number of eligible employees, consultants and directors may increase over time based upon future growth of the Company.

Awards Under the Plan - Available Shares

         The Plan authorizes the granting to key employees, consultants and directors of: (a) stock options, which may be incentive stock options meeting the requirements of Section 422 of the Code ("ISOs"); (b) non-statutory stock options ("NSOs"); (c) stock appreciation rights ("SARs"); (d) restricted stock; or (e) performance shares. The Plan provides that up to a total of 750,000 shares of Common Stock (subject to adjustment as described below) will be available for the granting of awards thereunder. The Board of Directors, has not made any grants under the Plan.

         If any shares subject to awards granted under the Plan, or to which any award relates, are forfeited or, if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award such shares would be available for the granting of new awards under the Plan. Any shares delivered pursuant to an award may consist, in whole or in part, of authorized and unissued shares of Common Stock and/or treasury shares.

Terms of Awards

         Option Awards. Options granted under the Plan to key employees may be either ISOs or NSOs. Consultants and non-employee directors may not be granted ISOs.

         The exercise price per share of Common Stock, subject to options granted to participants under the Plan, will be determined by the Committee, provided that the exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant (50% as to NSOS). The term of any option granted to a participant under the Plan will be as determined by the Committee, provided that the term of an ISO may not exceed ten years from the date of its grant. Options granted to participants under the Plan will become exercisable in such a manner and within such a period or periods and in such installments or otherwise as determined by the Committee. Options may be exercised by payment in full of the exercise price, either (at the discretion of the Committee) in cash or in whole or in part by tendering shares or other consideration having a fair market value on the date of exercise equal to the option exercise price. All ISOs granted under the Plan will also be required to comply with all other terms of Section 422 of the Code.

         SARs. A SAR granted under the Plan will confer on the participant holder a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of Common Stock on the date of exercise over (b) the grant price of the SAR as specified by the Committee. The grant price of an SAR under the Plan will not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The grant price, term, methods of exercise, methods of settlement (including whether the holder of an SAR will be paid in cash, shares of Common Stock or other consideration), and any other terms and conditions of any SAR granted under the Plan will be determined by the Committee at the time of grant.

         Restricted Stock. Shares of restricted Common Stock granted to participants under the Plan will be subject to such restrictions as the Committee may impose, in its discretion, including any limitation on the right to vote such shares. The restrictions imposed on the Shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate. Except as otherwise determined by the Committee, upon termination of employment or consulting of a participant for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be subject to forfeiture by the participant.





                                       18

         The Plan limits the total number of shares of restricted stock that may be awarded thereunder to 75,000 shares. The foregoing numerical limitations on the issuance of shares of restricted stock are subject to adjustment as described below.

         Performance Shares. The Plan also provides for the granting of performance shares to key employees, consultants and independent directors. Performance goals established by the Committee may be based on one or more measures such as return on shareholders' equity, earnings or any other standard or standards deemed relevant by the Committee, measured internally or relative to other organizations and before and after extraordinary items. The Committee will determine and/or select the applicable performance period, the performance goal or goals to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any performance goal and, if applicable, the restrictions applicable to shares of restricted stock received upon payment of performance shares if payment is made in such manner, and any other items, conditions and rights relating to the grant of performance shares. The Committee may, in its discretion, at any time or from time to time adjust performance goals (up or down) and minimum or full performance levels (and any intermediate levels and proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any performance period or way, in whole or in part, any or all remaining restrictions with respect to Shares of restricted stock issued in payments of performance shares, if the Committee determines that conditions so warrant. Following completion of the applicable performance period, payment on performance shares granted to and earned by participants will be made in shares of Common Stock equal to the number of performance shares issuable.

Change in Control

         Upon the occurrence of a Change in Control (as defined in the Plan) of the Company (a) all outstanding options and SARs will immediately become exercisable, (b) any restriction periods and related restrictions on restricted stock will lapse and (c) each performance share would become issuable in full.

Adjustments

         If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee will generally have the authority to, in such manner as its deems equitable, adjust (a) the number and type of shares subject to the Plan and which thereafter may be made the subject of awards, (b) the number and type of Shares subject to outstanding awards and (c) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

Limits on Transferability

         No award granted under the Plan (other than an award of restricted stock on which the restrictions have lapsed) may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution; provided, however, that a participant at the discretion of the Committee, may be entitled, in the manner established by the Committee, to transfer any award.

Amendment and Termination

         The Board may amend, suspend or terminate the Plan at any time, except that no such action may adversely affect any award granted and then outstanding thereunder without the approval of the respective participant. The Plan provides that shareholder approval of any amendment thereto must also be obtained if required by (a) the Code or any rules promulgated thereunder (in order to allow for ISOs to be granted thereunder) or (b) the quotation or listing requirements of the NASDAQ National Market or any other exchange or market on which the Common Stock is then traded (in order to maintain the quotation or the listing of the Common Stock thereon). To the extent




                                       19
permitted by applicable law and subject to such shareholder approval as may be required, the Committee may also amend the Plan, provided that any such amendments are reported to the Board.

Withholding

         Not later than the date as of which an amount first becomes includible in the gross income of a participant for federal income tax purposes with respect to any award under the Plan, the participant will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign tax of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to awards under the Plan may be settled with shares of Common Stock previously owned by the participant; provided, however, that the participant may not settle such obligations with shares of Common Stock that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. The obligations of the Company under the Plan are conditional on such payment or arrangements, and the Company and any affiliate will, to the extent permitted by law, have the right to deduct any such tax from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock.

Term of Plan

         No award shall be granted under the Plan following the tenth anniversary of its effective date. However, unless otherwise expressly provided in the Plan or in an applicable award agreement, any award theretofore granted extends beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such award, or to waive any conditions or restrictions with respect to such award, and the authority of the Board to amend the Plan shall extend beyond such date.

Certain Federal Income Tax Consequences

         Stock Options. The grant of an ISO under the Plan will create no income tax consequence to the participant or the Company. A participant who is granted a NSO will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term or short-term capital gain or loss depending upon the length of time the Common Stock was held.

         In general, if a participant holds the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, the participant will recognize no income or gain as a result of exercise (except that the alternative minimum tax may apply). Any gain or loss realized by the participant on the disposition of the Common Stock will be treated as a long-term capital gain or loss. No deduction will be allowed to the Company. If either of these holding period requirements is not satisfied, the participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term or short-term capital gain depending upon the length of time the Common Stock was held.

         Stock Appreciation Rights. The grant of a SAR will create no income tax consequence for the participant or the Company. Upon exercise of a SAR, the participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the participant receives an option or shares of Common Stock or restricted stock upon exercise of a SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.




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

         Restricted Stock. A participant will not recognize income at the time an award of restricted stock is made under the Plan, unless the election described below is made. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. The Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock, subject to the tax treatment described herein.

         A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

         Performance Shares. The grant of performance shares will create no income tax consequence for the participant or the Company. Upon the receipt of shares of Common Stock at the end of the applicable performance period, the participant generally will recognize ordinary income equal to the fair market value of the shares of Common Stock received. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

         On November 6, 2002, the last reported sale price per share of the Company's Common Stock on the NASDAQ National Market was $2.73.

Vote Required

         The affirmative vote of the holders of a majority of the issued and outstanding shares of the Company Common Stock is required to approve the Plan. Any shares not voted at the Annual Meeting with respect to the Plan (whether as a result of broker non-votes or otherwise) will have no impact on the vote.

MANAGEMENT RECOMMENDS A VOTE "FOR" THE PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE PLAN.




                             ***********************





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


              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors of Covista, upon the recommendation of its Audit Committee, has appointed Deloitte & Touche LLP to serve as independent public accountants for Covista for the fiscal year ending January 31, 2003, subject to ratification by Covista's shareholder's. Prior to taking this action, the Audit Committee and Board considered the performance of Deloitte & Touche LLP in such capacity since its original retention in 1962, its independence with respect to services to be performed and professional reputation. If shareholders fail to ratify such selection, the Board would reconsider the appointment. A representative of Deloitte & Touche LLP shall be present at the Annual Meeting to respond to appropriate questions and make a statement if such representative desires.

         The affirmative vote of the holders of a majority of the Covista shares present at the meeting in person or by proxy is required to ratify the selection of the auditors. The Board of Directors recommends that you vote for the ratification of the selection of Deloitte & Touche LLP as Covista's independent auditors.

                                  PROPOSALS OF
                      SHAREHOLDERS FOR 2003 ANNUAL MEETING

         Proposals of shareholders intended to be presented for action at the 2003 Annual Meeting of Shareholders must be received at the Company's offices not later than May 15, 2003 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The provisions under Rule 14a-8 of the Securities Exchange Act of 1934 shall apply to any such submission.

                                  ANNUAL REPORT

         The Annual Report of the Company for the fiscal year ended January 31, 2002, including financial statements, is being mailed to shareholders together with this Proxy Statement. No part of such Annual Report shall be regarded as proxy soliciting material or as a communication by means of which any solicitation is being or is to be made.

                       VOTING AND SOLICITATION OF PROXIES

         The solicitation of proxies in the accompanying form is made by the Company's Board of Directors, and the cost thereof will be borne by the Company. The Company may solicit proxies by mail, telephone, or telegraph. Brokerage firms, custodians, banks, trustees, nominees or other persons holding shares in their names, will be reimbursed for their reasonable expenses in forwarding proxy materials to their principals.

         As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter to be presented before the Meeting. In the event any other matter is properly brought before the Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

         It is important that proxies be returned promptly. Therefore, whether or not you plan to attend in person, you are asked to execute and return your proxy in the enclosed, postage prepaid, envelope.

         By Order of the Board of Directors.

                                       Thomas P. Gunning,
November 15, 2002                      Secretary




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

                                   APPENDIX A
                          COVISTA COMMUNICATIONS, INC.

                           2002 EQUITY INCENTIVE PLAN

Section I. Purpose

                  The purpose of the Covista Communications, Inc. 2002 Equity Incentive Plan (the "Plan") is to promote the best interests of Covista Communications, Inc. (together with any successor thereto, the "Company") and its shareholders by providing key employees and consultants of the Company and its Affiliates (as defined below), and members of the Company's Board of Directors who are not employees of the Company, with an opportunity to acquire a, or increase their, proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees and consultants who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. Also, by encouraging stock ownership by directors, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to furnish an added incentive for them to continue their association with the Company.

Section 2. Definitions

                  As used in the Plan, the following terms shall have the respective meanings set forth below:

                  (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

                  (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock or Performance Share or other award granted under the Plan.

                  (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

                  (d) "Change in Control" will be deemed to have occurred if:
(i) any entity not affiliated with the Company or any Affiliate is or becomes the beneficial owner of securities of the Company representing at least 20% of the combined voting power of the Company's then outstanding voting securities;
(ii) there is consummated any business combination of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's capital stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's capital stock immediately prior to the merger have the same proportionate ownership of capital stock of the surviving corporation immediately after the merger, or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the consolidated assets of the Company; or (iii) the shareholders of the Company approve any plan for the liquidation or dissolution of the Company.

                  (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (f) "Commission" shall mean the Securities and Exchange Commission.

                  (g) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company (or any other committee thereof designated by such Board to administer the Plan) consisting of not less than two Independent Directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 and as an "outside director" under Section 162(m)(4)(C) of the Code or any successor provisions thereto.

                  (h) "Consultant" shall mean any consultant or advisor to the Company, any Subsidiary or any Affiliate who is not otherwise an employee of the Company or any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate, as determined by the Committee in its discretion.





                                      A-1

                  (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (j) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

                  (k) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of
Section 422 of the Code (or any successor provision thereto).

                  (l) "Independent Director" shall mean any member of the Company's Board of Directors who is not an employee of the Company or of any Affiliate.

                  (m) "Key Employee" shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate, as determined by the Committee in its discretion.

                  (n) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

                  (o) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

                  (p) "Participant" shall mean a Key Employee, Consultant or Independent Director designated to be granted an Award under the Plan.

                  (q) "Performance Period" shall mean, in relation to Performance Shares, any period for which a performance goal or goals have been established.

                  (r) "Performance Share" shall mean any right granted under
Section 6(d) of the Plan that will be paid out as a Share (which, in specified circumstances, may be a Share of Restricted Stock).

                  (s) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or government or political subdivision thereof.

                  (t) "Released Securities" shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed or been waived.

                  (u) "Restricted Securities" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions pursuant to the Plan or an Award Agreement.

                  (v) "Restricted Stock" shall mean any Share granted under
Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(d) of the Plan.

                  (w) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

                  (x) "Shares" shall mean shares of Common Stock of the Company, $.05 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

                  (y) "Stock Appreciation Right" shall mean any right granted under Section 5(c) of the Plan.





                                      A-2

Section 3. Administration

                  The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by the Board of Directors of the Company (the "Board") and all references to the Committee herein shall include the Board. To the extent permitted by applicable law, the Board may delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Participants who are subject to Section 16 of the Exchange Act. To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

                  Subject to the terms of the Plan and applicable laws and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan;
(iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards granted to Participants; (iv) determine the terms and conditions of any Award granted to a Participant; (v) determine whether, to what extent and under what circumstances Awards granted to Participants may be settled or exercised in cash, Shares, other securities, other Awards or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards and other amounts payable with respect to an Award granted to Participants under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time or from time to time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any employee of the Company or of any Affiliate.

Section 4. Shares Available for Award

                  (a) Shares Available. Subject to adjustment as provided in
Section 4(b):

                           (i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 750,000, subject to the limitations set forth in Section 6(c)(i) and subject to the other provisions of this Section 4. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an option otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan.

                           (ii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

                           (iii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares and/or treasury Shares.

                  (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of




                                      A-3
the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (ii) the number and type of Shares subject to outstanding Awards; and (iii) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate
Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

Section 5. Eligibility

                  Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, and any Consultant or Independent Director, shall be eligible to be designated a Participant.

Section 6. Awards

                  (a) Option Awards. The Committee is hereby authorized to grant Options to Key Employees, Consultants and Independent Directors upon the terms and conditions set forth below and such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine in its discretion; provided, however, that Consultants and Independent Directors may not be granted Incentive Stock Options.

                           (i) Exercise Price. The exercise price per share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of an Incentive Stock Option and 50% of such fair market value of a Non-Qualified Stock Option.

                           (ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

                           (iii) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee; provided, however, that regardless of any other exercise or vesting period specified in any Award Agreement with respect to any Option, each Option granted under the Plan shall become immediately exercisable in full for the remainder of the Option term automatically upon the occurrence of a Change in Control. The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, other property or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

                           (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board.

                  (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employees, Consultants and Independent Directors. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participant will be paid in cash, Shares, other securities, other Awards, or other property or any combination thereof), and any other terms and




                                      A-4
conditions of any Stock Appreciation Right shall be as determined by the Committee in its discretion; provided, however, that regardless of any other exercise or vesting period specified in any Award Agreement with respect to any Stock Appreciation Right, each Stock Appreciation Right granted under the Plan shall become immediately exercisable in full for the remainder of the Stock Appreciation Right term automatically upon the occurrence of a Change in Control. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

                  (c) Restricted Stock Awards.

                           (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employees, Consultants and Independent Directors; provided, however, that the aggregate number of Shares of Restricted Stock granted under the Plan to all Participants as a group shall not exceed 750,000 Shares of the total number of Shares available for Awards under Section 4(a)(i), subject to Section 4(a)(ii) and the other provisions of Section 4.

                           (ii) Restrictions. Shares of Restricted Stock granted to Participants shall be subject to such restrictions as the Committee may impose in its discretion (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate in its discretion; provided, however, that regardless of any other vesting or restriction period specified in any Award Agreement with respect to any Restricted Stock, each Share of Restricted Stock granted under the Plan shall become a Released Security automatically upon the occurrence of a Change in Control.

                           (iii) Registration. Any Restricted Stock granted under the Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate in its discretion, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock.

                           (iv) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participant, one or more stock certificates for the appropriate number of Shares of Released Securities, free of restrictions imposed under the Plan and the Award Agreement, shall be delivered to the Participant or, if the Participant received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

                           (v) Forfeiture. Except as otherwise determined by the Committee in its discretion, upon termination of employment or consultancy of a Participant (as determined under criteria established by the Committee in its discretion) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction under the Plan or an Award Agreement shall be forfeited by the Participant; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participant.



                                      A-5

                  (d) Performance Share Awards.

                           (i) Issuance. The Committee is hereby authorized to grant Awards of Performance Shares to Key Employees, Consultants and Independent Directors.

                           (ii) Performance Goals and Other Terms. The Committee shall determine in its discretion the Performance Period, the performance goal or goals to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares (if Performance Shares are paid in such manner), and any other terms, conditions and rights relating to a grant of Performance Shares; provided, however, that regardless of any other requirements or restrictions specified in any Award Agreement with respect to any Performance Share, each Performance Share granted under the Plan shall become immediately payable in full (assuming the maximum performance goal and any other requirements have been fully satisfied) automatically upon the occurrence of a Change in Control. Performance goals established by the Committee may be based on one or more measures such as return on shareholders' equity, earnings or any other standard or standards deemed relevant by the Committee, measured internally or relative to other organizations and before or after extraordinary items.

                           (iii) Rights and Benefits During the Performance Period. The Committee may provide that, during a Performance Period, a Participant shall be paid cash amounts, with respect to each Performance Share held by such Participant, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share. Participants shall have no voting rights with respect to Performance Shares held by them.

                           (iv) Adjustments with Respect to Performance Shares. Any other provision of the Plan to the contrary notwithstanding, the Committee may in its discretion at any time or from time to time adjust performance goals (up or down) and minimum or full performance levels (and any intermediate levels and proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any Performance Period or waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock issued in payment of Performance Shares, if the Committee determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in the Company's accounting policies, acquisitions or dispositions by the Company or its Affiliates, or the occurrence of other unusual, unforeseen or extraordinary events, so warrant.

                           (v) Payment of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period, one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participant; provided, however, that any Shares of Restricted Stock payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in
         Section 6(c)(iii) hereof.

                  (e) Other Awards.

                           (i) Other Stock-Based Awards. Other awards, valued in whole or in part by reference to, or otherwise based on, Shares may be granted either alone or in addition to or in conjunction with other Awards for such consideration, if any, and in such amounts and having such terms and conditions as the Committee may determine.

                           (ii) Other Benefits. The Committee shall have the right to provide types of benefits under the Plan in addition to those specifically listed if the committee believes that such benefits would further the purposes for which the Plan was established.




                                      A-6

                  (f) General.

                           (i) No Consideration for Awards. Awards shall be granted to Participants for no cash consideration unless otherwise determined by the Committee.

                           (ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form or forms (consistent with the terms of the Plan) as shall have been approved by the Committee.

                           (iii) Awards May Be Granted Separately or Together. Awards to Participants under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to, or in tandem with, other Awards, or in addition to, or in tandem with, awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                           (iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award to a Participant may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee in its discretion. Such rules and procedures may include, without limitation, provision for the payment or crediting of interest on installment or deferred payments.

                           (v) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participant at the discretion of the Committee may be entitled, in the manner established by the Committee,
         (A) to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participant or (B) to transfer any Award. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                           (vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

                           (vii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(d) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, the NASDAQ National Market or any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, rules and regulations and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant or other Person who acquires Shares under the Plan by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

                           (viii) Waiver of Conditions. The Committee may in whole or in part, waive any conditions or other restrictions with respect to any award.




                                      A-7

Section 7. Amendment and Termination of the Plan; Correction of Defects and
           Omissions

                  (a) Amendments to and Termination of the Plan. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by: (i) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan); (ii) the quotation or listing requirements of the NASDAQ National Market or any securities exchange or market on which the Shares are then traded or listed (in order to maintain the quotation or the listing of the Shares thereon); or (iii) the amendment proposes to increase the number of shares available under the Plan. To the extent permitted by applicable law and subject to such shareholder approval as may be required above, the Committee may also amend the Plan, provided that any such amendments shall be reported to the Board. Termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

                  (b) Correction of Defects, Omissions and Inconsistencies. The Committee may in its discretion correct any defect, supply any omission or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. General Provisions

                  (a) No Rights to Awards. No Key Employee, Consultant, Independent Director, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Consultants, Independent Directors, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

                  (b) Withholding. No later than the date as of which an amount first becomes includable in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participants under the Plan may be settled with Shares previously owned by the Participant; provided, however, that the Participant may not settle such obligations with Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares.

                  (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

                  (d) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant to the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment or consultancy, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Except for rights accorded under the Plan and under any applicable Award Agreement, Participants shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

                  (e) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or the Committee and any Participant or other Person. To the extent Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.





                                      A-8

                  (f) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of New Jersey and applicable federal law.

                  (g) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

                  (h) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be cancelled, terminated or otherwise eliminated.

                  (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9. Effective Date of the Plan

                  The Plan shall be effective on the date the Plan is adopted by the Board, subject, however, to the approval of the Plan by the Company's shareholders within 12 months following the date of adoption of the Plan by the Board.

Section 10. Term of the Plan

                  No Award shall be granted under the Plan following the tenth anniversary of its effective date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.




                                      A-9

                                                                      Appendix 1


                          COVISTA COMMUNICATIONS, INC.
                                      2002
                         ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby appoints A. JOHN LEACH and THOMAS P. GUNNING, or either of them, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all stock of the undersigned in COVISTA COMMUNICATIONS, INC, at the 2002 Annual Meeting of Shareholders, to be held on December 19, 2002 at 10:00 A.M. EST at 721 Broad St., Chattanooga, TN 37402 or at any adjourned session thereof. Said proxies are directed to vote the shares the undersigned would be entitled to vote upon the following matters, more fully described in the accompanying Proxy
Statement:

         (1) Election of Directors

                    The election of eight directors to serve for a term of one year and until their successors are duly elected and qualified:

             ( )  FOR all nominees (except      ( ) WITHHOLD AUTHORITY
                  as authority is withheld            for any nominee
                                                      by striking a line through
                                                      the nominee's name.

                  Kevin Alward                         Henry Luken III
                  Leon Genet                           A. Thorpe McKenzie
                  Donald Jones                         Nicholas Merrick
                  A. John Leach                        Jay J. Miller

         (2) A proposal to issue and sell up to 2,500,000 shares of the Company's Common Stock to Henry G. Luken III, Chairman of the Board of Directors of the Company, or a limited number of persons designated by Mr. Luken.

              ( ) FOR                            ( ) AGAINST

         (3)  Adoption of the 2002 Equity Incentive Plan.

              ( ) FOR                            ( ) AGAINST

         (4) Ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31,2003.

              ( ) FOR                            ( ) AGAINST

         (5) The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

              ( ) FOR                            ( ) AGAINST

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS, AND, IN THEIR DISCRETION, AS TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

Dated: ____________________, 2002

                                        ________________________________________

                                        ________________________________________
                                        Signature(s) of Shareholder(s)

Please sign exactly as name or names appear hereon. Kindly sign and return this proxy immediately. No postage required if mailed in the United States in the accompanying envelope.

         THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT